CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post-Effective Amendment to the Registration Statement on Form N-1A of Northern Lights Variable Trust with respect to the filing of the Prospectus and Statement of Additional Information for Mariner Hyman Beck Portfolio, a series of Northern Lights Variable Trust.

/s/TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania

May 1, 2012